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EXHIBIT 3.7


                              CERTIFICATE OF OWNERSHIP
                                   AND MERGER OF
                               SUBSIDIARY INTO PARENT


                        CERTIFICATE OF OWNERSHIP AND MERGER
                     MERGING FURR'S RESTAURANT GROUP, INC. INTO
                           FURR'S/BISHOP'S, INCORPORATED
                           -----------------------------

Furr's/Bishop's, Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

     FIRST: That the Corporation was incorporated on the 11th day of September, 1990, pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a subsidiary corporation organized and existing under the laws of said State into a parent corporation organized and existing under the laws of said State.

     SECOND: That the Corporation owns one hundred percent (100%) of the outstanding shares of the Capital Stock, no par value ("FRG Stock"), of Furr's Restaurant Group, Inc., a corporation incorporated on the 2nd day of February, 2000, pursuant to the General Corporation Law of the State of Delaware ("FRG"), and having no class of stock outstanding other than said Capital Stock.

     THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of the Board of Directors on this 3rd day of February, 2000, filed with the minutes of the Board, pursuant to Section 141(f) of the Delaware General Corporation Law, determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware does agree to have, FRG merge into the Corporation.

     WHEREAS, the Corporation is the legal and beneficial owner of one hundred percent (100%) of the outstanding shares of capital stock of FRG ("FRG Stock"); and

     WHEREAS, said FRG Stock is the only issued and outstanding class of stock of FRG; and

     WHEREAS, the Corporation desires for FRG to merge itself into the Corporation pursuant to the provisions of Section 253 of the Delaware General Corporation Law;

     NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware, the Corporation agrees for FRG to merge into the Corporation, and FRG does hereby agree to merge into the Corporation, which will assume all of the obligations of FRG; and

     RESOLVED, that upon the proposed merger becoming effective, each outstanding share of FRG Stock owned of record by the Corporation shall cease to be outstanding, without any payment being made in respect thereof; and the outstanding shares of capital stock of the Corporation shall continue unchanged, having the same rights, preferences and privileges as existed prior to the merger.

     RESOLVED, that the President or any Vice President of the Corporation be and each hereby is authorized to make and execute, and the Secretary or any Assistant Secretary be and each hereby is authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these resolutions providing for the merger of FRG into the Corporation, and the date of adoption hereof, and to cause the same to be filed with the Secretary of State and a


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certified copy recorded in the office of the Recorder of Deeds of  New Castle
County and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect said merger.

     FOURTH: That Article First of the Corporation's Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

          "The name of the Corporation is Furr's Restaurant Group, Inc. (the "Corporation")

     IN WITNESS WHEREOF, said Furr's/Bishop's, Incorporated has caused this Certificate to be signed by Paul Hargett, its authorized officer, this 3rd day of February, 2000.


                              FURR'S/BISHOP'S, INCORPORATED,
                              a Delaware corporation

                                   /s/ Paul G. Hargett
                                   -------------------
                                   Paul G. Hargett
                                   Chief Financial Officer


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